UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BlackRock Bond Allocation Target Shares
(Name of Registrant as Specified In Its Charter)

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BlackRock Bond Allocation Target Shares

Series S Portfolio

Series C Portfolio

Series M Portfolio

100 Bellevue Parkway
Wilmington, Delaware 19809
(800) 882-0052

July __, 2006

Dear Shareholder:

A special meeting of the shareholders of the above-listed portfolios (the "Portfolios") of BlackRock Bond Allocation Target Shares (the "Fund") will be held at the Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, New York 10022, in the Guggenheim Room, on August 22, 2006, at 11 a.m., Eastern time, to vote on the proposal listed in the enclosed Proxy Statement.

BlackRock, Inc. ("BlackRock") is the parent company of the Fund's investment adviser. BlackRock and Merrill Lynch & Co., Inc. ("Merrill Lynch") announced on February 15, 2006 that they had reached an agreement pursuant to which Merrill Lynch will contribute its investment management business, Merrill Lynch Investment Managers, to BlackRock, one of the largest publicly traded investment management firms in the United States, to form a new asset management company that will be one of the world's preeminent, diversified global money management organizations with approximately $1 trillion in assets under management (the "Transaction"). Based in New York, BlackRock currently manages assets for institutional and individual investors worldwide through a variety of equity, fixed income, cash management and alternative investment products. The new company will operate under the BlackRock name and be governed by a board of directors with a majority of independent members. The new company will offer a full range of equity, fixed income, cash management and alternative investment products with strong representation in both retail and institutional channels, in the United States and in non-U.S. markets. It will have over 4,500 employees in 18 countries and a major presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe. The Transaction has been approved by the boards of directors of Merrill Lynch, BlackRock and The PNC Financial Services Group, Inc., BlackRock's current majority shareholder, and is expected to close at the end of the third quarter of 2006.

Although BlackRock has informed the Board of Trustees of the Fund that it does not believe the Transaction will be an assignment of the current investment management agreement of the Portfolios under the Investment Company Act of 1940, as amended, it is possible that the Transaction could be determined to be such an assignment, which would result in the automatic termination of the current agreement. Due to this uncertainty, each Portfolio is submitting a new investment management agreement to shareholders to prevent any potential disruption in the adviser's ability to provide services after the Transaction is completed. As under the current investment management agreement, the Portfolios' adviser will not receive any advisory fees for its investment advisory or other services under the new investment management agreement.

The Fund's Board of Trustees has unanimously approved the proposal and recommends that you vote FOR the proposal described in the Proxy Statement.

We encourage you to read the attached Proxy Statement in full. By way of introduction, following this letter we have included questions and answers regarding this proxy solicitation. The information is designed to help you cast your vote as a shareholder of the Fund, and is being provided as a supplement to, and not a substitute for, your proxy materials, which we urge you to review carefully.

You are invited to attend the meeting in person. If you do not expect to attend the meeting, we encourage you to vote by completing, signing and dating the enclosed proxy card and promptly returning it in the accompanying postage-paid return envelope OR by following the enclosed instructions to vote by telephone or over the Internet. Your vote on these matters is important.

If you have any questions about the proposals to be voted on, please call our proxy solicitor, Computershare Fund Services, at 1-866-390-5114.

  Sincerely,

  David R. Wilmerding, Jr.
  Chairman of the Board

IMPORTANT NEWS
FOR FUND SHAREHOLDERS

While we encourage you to read the full text of the enclosed Proxy Statement, for your convenience, we have provided a brief overview of the matters to be voted on.

Questions and Answers

Q.  What am I being asked to vote "FOR" in this proxy?

A.  You are being asked to vote in favor of a proposal to approve a new investment management agreement with an affiliate of BlackRock, Inc. ("BlackRock") for your portfolio (each, a "Portfolio" and collectively, the "Portfolios"). This new investment management agreement will take effect when the contribution of Merrill Lynch & Co., Inc.'s ("Merrill Lynch") investment management business to BlackRock is complete or, if such contribution is not completed, at such time as the Board of Trustees of the Fund determines.

Q.  Why am I being asked to vote on a new investment management agreement?

A.  BlackRock is the parent company of the Fund's investment adviser, BlackRock Advisors, Inc. BlackRock and Merrill Lynch announced on February 15, 2006 that they had reached an agreement pursuant to which Merrill Lynch will contribute its investment management business, Merrill Lynch Investment Managers ("MLIM"), to BlackRock, one of the largest publicly traded investment management firms in the United States, to form a new asset management company that will be one of the world's preeminent, diversified global money management organizations with approximately $1 trillion in assets under management (the "Transaction"). The new company will operate under the BlackRock name and be governed by a board of directors with a majority of independent members. Although BlackRock has informed the Board of Trustees of the Fund that it does not believe the Transaction will be an assignment of the current investment management agreement of the Portfolios under the Investment Company Act of 1940, as amended, it is possible that the Transaction could be determined to be such an assignment, which would result in the automatic termination of the current agreement. Due to this uncertainty, each Portfolio is submitting a new investment management agreement to shareholders to prevent any potential disruption in the adviser's ability to provide services after the Transaction is completed. As under the current investment management agreement, the Portfolios' adviser will not receive any advisory fees for its investment advisory or other services under the new investment management agreement.

Q.  What is the rationale for the Transaction?

A.  The contribution of MLIM to BlackRock will form one of the world's preeminent, diversified global money management organizations with approximately $1 trillion in assets under management. The new company will offer a full range of equity, fixed income, cash management and alternative investment products with strong representation in both retail and institutional channels, in the United States and in non-U.S. markets. It will have over 4,500 employees in 18 countries and a major presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe. The Transaction also will create operating efficiencies and the new company will offer its clients enhanced portfolio management capabilities.

Q.  How will the Transaction potentially benefit me?

A.  The new company will offer you even greater access to a well-diversified product mix across asset classes and an enhanced ability to serve your investment needs.

Q.  How does the proposed new investment management agreement for my Portfolio differ from the current agreement?

A.  As under the current investment management agreement, the Portfolios' adviser will not receive any advisory fees for its investment advisory or other services under the new investment management agreement. While the other terms of the new investment management agreement generally are substantially similar to those of the current agreement, certain changes are being proposed in the new investment management agreement in order to standardize terms and language across all BlackRock- and MLIM-sponsored funds. These changes are described in detail in the Proxy Statement.

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Q.  Will my Portfolio's total fees for advisory services increase?

A.  No. As under the current investment management agreement, the Portfolios' adviser will not receive any advisory fees for its investment advisory or other services under the new investment management agreement.

Q.  Will there be any change to my Portfolio's adviser following the Transaction?

A.  No. The same BlackRock entity that currently advises your Portfolio will continue to do so after the closing of the Transaction.

Q.  How does the Board of Trustees suggest I vote in connection with the matters to be considered at the meeting?

A.  After careful consideration, the Board of Trustees of the Fund unanimously recommends that you vote FOR the proposal being presented to shareholders at the meeting.

Q.  Will my vote make a difference?

A.  Your vote is needed to ensure that the proposals can be acted upon. We encourage all shareholders to participate in the governance of their Fund.

Q.  Is the Fund paying for preparation, printing and mailing of these proxy materials?

A.  No, all costs will be borne by Merrill Lynch whether or not the proposals are successful.

Q.  Whom do I call if I have questions?

A.  If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call our proxy solicitor, Computershare Fund Services, at 1-866-390-5114.

Q.  How do I vote my shares?

A.  You can vote your shares by attending the meeting, or if you do not expect to attend, by completing, signing and dating the enclosed proxy card, and mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone by calling the toll-free number on the proxy card or by computer by going to the Internet address provided on the proxy card and following the instructions, using your proxy card as a guide.

It is important that you vote promptly.

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BlackRock Bond Allocation Target Shares

Series S Portfolio

Series C Portfolio

Series M Portfolio

100 Bellevue Parkway
Wilmington, Delaware 19809
(800) 882-0052

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 22, 2006

A special meeting of the shareholders of BlackRock Bond Allocation Target Shares (the "Fund") will be held at the Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, New York 10022, in the Guggenheim Room, on August 22, 2006, at 11 a.m., Eastern time, for the following purposes:

PROPOSAL 1.  To approve a new Investment Management Agreement for each Portfolio of the Fund.

PROPOSAL 2.  To consider any other business that may properly come before the meeting.

The Board of Trustees unanimously recommends that you vote FOR proposal 1.

Shareholders of record on May 25, 2006 are entitled to vote at the meeting and at any adjournments or postponements thereof. If you own shares in more than one Portfolio as of May 25, 2006, you may receive more than one proxy card. Please be certain to vote each proxy card you receive.

It is very important that your voting instructions be received prior to the meeting. Instructions for shares held of record in the name of a nominee such as a broker-dealer or trustee of an employee benefit plan may be subject to earlier cut off dates established by such intermediaries for receipt of such instructions.

TO AVOID UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO VOTE IMMEDIATELY BY MAIL, TELEPHONE OR INTERNET, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, AND NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO VOTE, SIMPLY FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

The enclosed proxy is being solicited on behalf of the Board of Trustees.

If you have any questions regarding the enclosed proxy material or need assistance in voting your shares, please contact our proxy solicitor, Computershare Fund Services, at 1-866-390-5114.

By order of the Board of Trustees,

David R. Wilmerding, Jr.
Chairman of the Board

July __, 2006

I

Instructions for Signing a Proxy Card

The following general rules for signing a proxy card may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1.  Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.  Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3.  Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Corporate Accounts	Valid Signature
(1) ABC Corp.	ABC Corp. (by John Doe, Treasurer)
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe
Custodial or Estate Accounts
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

II

BlackRock Bond Allocation Target Shares

Series S Portfolio

Series C Portfolio

Series M Portfolio

100 Bellevue Parkway
Wilmington, Delaware 19809
(800) 882-0052

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board") of BlackRock Bond Allocation Target Shares (the "Fund") of proxies to be voted at the Special Meeting of Shareholders to be held at the Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, New York 10022, in the Guggenheim Room, on August 22, 2006, at 11 a.m., Eastern time (the "Meeting"), and at any and all adjournments and postponements thereof. The Meeting will be held for the purposes set forth in the accompanying Notice.

This Proxy Statement and the accompanying materials are being mailed by the Board on or about July __, 2006.

The Fund is organized as a statutory trust under Delaware law and is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). BlackRock Advisors, Inc. ("BAI" or the "Adviser"), whose principal business address is 100 Bellevue Parkway, Wilmington, Delaware 19809, is the investment adviser for each of the portfolios (each, a "Portfolio" and collectively, the "Portfolios") of the Fund included in this Proxy Statement. BAI is a wholly-owned subsidiary of BlackRock, Inc. ("BlackRock"), one of the largest publicly-traded investment management firms in the United States with approximately $463 billion of assets under management as of March 31, 2006.

PFPC Inc., an affiliate of BlackRock, serve as administrator of the Fund. The address of PFPC Inc. is 103 Bellevue Parkway, Wilmington, Delaware 19809. BlackRock Distributors, Inc., an affiliate of BlackRock, serves as the Fund's distributor. The address of BlackRock Distributors, Inc. is 760 Moore Road, King of Prussia, Pennsylvania 19406.

Shareholders of record at the close of business on May 25, 2006 are entitled to vote at the Meeting. Shareholders of the Fund are entitled to one vote for each full share (a "Share") of each Portfolio that they own and an appropriate fraction of a vote for each fractional Share held.

The number of Shares of each Portfolio outstanding on May 25, 2006 and the net assets of each Portfolio as of that date are shown in Appendix A.

The Portfolio of which you are a shareholder is named on the proxy card included with this Proxy Statement. If you own Shares in more than one Portfolio as of May 25, 2006, you may receive more than one proxy card. Please complete EACH proxy card you receive, or if you vote by telephone or over the Internet, please vote on the proposals affecting EACH Portfolio you own.

All properly executed proxies received prior to the Meeting will be voted at the Meeting. On the matters coming before the Meeting as to which a shareholder has specified a choice on that shareholder's proxy, the Shares will be voted accordingly. If a proxy is properly executed and returned and no choice is specified, the Shares will be voted FOR approval of each applicable proposal. Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

The Fund's Annual and Semi-Annual Reports, containing financial statements for the fiscal year ended September 30, 2005 and the six months ended March 31, 2006, respectively, as filed on the Fund's most recent Forms N-CSR, are available free of charge by contacting the Fund by calling (800) 882-0052 toll-free.

Please note that only one shareholder report or Proxy Statement may be delivered to two or more shareholders of the same Portfolio who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of a shareholder report or this Proxy Statement, or for instructions on how to request a single copy if multiple copies of these documents are received, shareholders should contact the Fund at the address and phone number set forth above.

VOTE REQUIRED AND MANNER OF VOTING PROXIES

A quorum of shareholders is required to take action at the Meeting. Under the Fund's declaration of trust, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering that matter. Because the shareholders of each Portfolio are voting separately on a new investment management agreement applicable solely to that Portfolio, the presence of a quorum at the Meeting will be determined on a Portfolio-by-Portfolio basis, and a majority of the Shares of a particular Portfolio entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum for that Portfolio.

Votes cast in person or by proxy at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election will determine whether or not a quorum is present at the Meeting with respect to each Portfolio. The inspectors of election will treat abstentions and "broker non-votes" (i.e., Shares held by brokers or nominees, typically in "street name," as to which proxies have been returned but (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) as present for purposes of determining a quorum.

In the event that a quorum is not present at the Meeting with respect to one or more Portfolios, or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting with respect to such Portfolios to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those Shares of each such Portfolio represented at the Meeting in person or by proxy. In the event a quorum is not present, the persons named as proxies will vote those proxies that they are entitled to vote FOR adjournment if they believe the adjournment and additional proxy solicitation are reasonable and in the best interests of the Portfolio and shareholders. In the event a quorum is present, but sufficient votes to approve a proposal are not received, the persons named as proxies will vote those proxies that they are entitled to vote FOR adjournment if they believe the adjournment and additional proxy solicitation are reasonable and in the best interests of the Portfolio and shareholders, provided that they will vote AGAINST adjournment for any Shares that had voted against the proposal. A shareholder vote may be taken on any of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received for approval.

Broker-dealer firms holding Shares in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their Shares on each proposal before the Meeting. The New York Stock Exchange (the "NYSE") may take the position that broker-dealers that are members of the NYSE and that have not received instructions from a customer may not vote such customer's Shares on any of the proposals. A signed proxy card or other authorization by a beneficial owner of Shares that does not specify how the beneficial owner's Shares are to be voted on a proposal may be deemed to be an instruction to vote such Shares in favor of the proposal.

If you hold shares of the Fund through a bank or other financial institution or intermediary (called a service organization) that has entered into a service contract with the Fund, BAI or the Fund's distributor, the service organization may be the record holder of your Shares. At the Meeting, a service organization will vote Shares for which it receives instructions from its customers in accordance with those instructions. A signed proxy card or other authorization by a shareholder that does not specify how the shareholder's Shares should be voted on a proposal may be deemed an instruction to vote such Shares in favor of the applicable proposal. If a service organization is not a member of the NYSE (such as a bank or other entity acting as a trustee), it may be permissible for the service organization to vote Shares with respect to which it has not received specific voting instructions from its customers. Some service organizations are affiliates of BlackRock and Merrill Lynch and therefore have an interest in the outcome of the voting on the proposal and stand to benefit if these proposals are approved. With respect to any Shares for which a BlackRock-affiliated service organization that is not a member of the NYSE (including certain affiliates of The PNC Financial Services Group, Inc. ("PNC")) is the holder of record and for which it does not receive voting instructions from its customers, such service organization may, subject to applicable law, vote those Shares in the same proportion as the votes received from its customers for which instructions have been received to the extent it deems doing so to be in the best interests of the Fund and shareholders.

If you beneficially own Shares that are held in "street name" through a broker-dealer or that are held of record by a service organization, and if you have not given or do not give voting instructions for your Shares, they may not be voted at all or, as described above, may be voted in a manner that you may not intend. Therefore, you are strongly encouraged to be sure your broker-dealer or service organization has instructions as to how you want your Shares to be voted.

Approval of Proposal 1 requires the affirmative vote of a "majority of the outstanding voting securities" of the relevant Portfolio of the Fund. Under applicable law, the vote of a "majority of the outstanding voting securities" means the affirmative vote of the lesser of (a) 67% or more of the voting securities of the Portfolio that are present at the Meeting or represented by proxy if holders of Shares representing more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Portfolio.

Approval of the proposal with respect to a Portfolio will occur only if a sufficient number of votes at the Meeting are cast FOR that proposal by the shareholders of that Portfolio. Abstentions and broker non-votes are not considered "votes cast" and, therefore, do not constitute a vote FOR. Abstentions and broker non-votes effectively result in a vote AGAINST Proposal 1.

A proxy card is enclosed with respect to each Portfolio in which you own Shares. If you own Shares in more than one Portfolio, please complete EACH enclosed proxy card in full. Properly executed proxy cards will be voted by the persons named therein in the manner directed by the shareholder executing the proxy. Except as otherwise described above, properly executed proxy cards that do not give specific direction with respect to specific proposals will be voted FOR Proposal 1 and in the best judgment of the named proxies as to any other matters.

PROPOSAL 1—TO APPROVE NEW INVESTMENT MANAGEMENT AGREEMENT

At the Meeting, you will be asked to approve a new investment management agreement between the Fund (with respect to each Portfolio in which you own Shares) and its current investment adviser (the "New Management Agreement"). BAI is the current investment adviser for all Portfolios included in this Proxy Statement. The Adviser is responsible for the overall investment management of the Portfolios. A general description of the proposed New Management Agreement and a comparison of the proposed New Management Agreement and the investment management agreement currently in effect for each Portfolio (the "Current Management Agreement") are included below. The form of the New Management Agreement is attached hereto as Appendix B. The date of the Current Management Agreement applicable to each Portfolio and the date on which it was last submitted for approval by shareholders is October 1, 2004. The Current Management Agreement was last approved for continuance by the Board on February 28, 2006.

Description of the Transaction

BlackRock is the parent company of BAI. BlackRock and Merrill Lynch & Co., Inc. ("Merrill Lynch") announced on February 15, 2006 that they had reached an agreement pursuant to which Merrill Lynch will contribute its investment management business, Merrill Lynch Investment Managers ("MLIM"), to BlackRock, one of the largest publicly traded investment management firms in the United States, to form a new asset management company that will be one of the world's preeminent, diversified global money management organizations with approximately $1 trillion in assets under management (the "Transaction"). Based in New York, BlackRock currently manages assets for institutional and individual investors worldwide through a variety of equity, fixed income, cash management and alternative investment products. The new company will operate under the BlackRock name and be governed by a board of directors with a majority of independent members. The new company will offer a full range of equity, fixed income, cash management and alternative investment products with strong representation in both retail and institutional channels, in the United States and in non-U.S. markets. It will have over 4,500 employees in 18 countries and a major presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe. Merrill Lynch will own no more than 49.8% of the total issued and outstanding capital stock of the new company and it will own no more than 45% of the new company's common stock, and PNC, which currently holds a majority interest in BlackRock, will retain approximately 34% of the new company's common stock. Each of Merrill Lynch and PNC has agreed that it will vote all of its shares on all matters in accordance with the recommendation of BlackRock's board. Completion of the transaction is subject to various regulatory approvals, client consents, approval by BlackRock shareholders and customary conditions. The transaction has been approved by the boards of directors of Merrill Lynch, BlackRock and PNC and is expected to close at the end of the third quarter of 2006.

Although BlackRock has informed the Board that it does not believe the Transaction will be an assignment of the Current Management Agreement of the Portfolios under the 1940 Act, it is possible that the Transaction could be determined to be such an assignment, which would result in the automatic termination of the Current Management Agreement. Due to this uncertainty, each Portfolio is submitting a New Management Agreement to shareholders to prevent any potential disruption in the Adviser's ability to provide services after the Transaction is completed. As under the Current Management Agreement, the Adviser will not receive any advisory fees for its investment advisory or other services under the New Management Agreement. The New Management Agreement will be effective upon the closing of the Transaction or, if such Transaction is not completed, at such time as the Board of Trustees of the Fund determines.

In anticipation of the Transaction, members of the Board met in person on March 8, 2006 and March 27, 2006, telephonically on April 21, 2006 and in person on May 16, 2006 for purposes of, among other things, considering whether it would be in the best interests of each Portfolio and its shareholders to approve the New Management Agreement between the Fund with respect to each Portfolio and the Portfolio's Adviser. The 1940 Act requires that the New Management Agreement be approved by each Portfolio's shareholders in order for it to become effective with respect to that Portfolio. At those Board meetings, and for the reasons discussed below (see "Board Considerations" below), the Board, including a majority of the members of the Board who are not "interested persons" (as defined in the 1940 Act) of the Fund or the Adviser (the "Independent Board Members"), unanimously approved the New Management Agreement and unanimously recommended its approval by shareholders in order to assure continuity of investment advisory services to the Portfolios after the Transaction. In the event shareholders of a Portfolio do not approve the New Management Agreement, the Board will take such action as it deems to be in the best interests of the Portfolio and its shareholders.

Section 15(f) of the 1940 Act

BlackRock and Merrill Lynch have agreed to conduct, and use reasonable best efforts to cause their respective affiliates to conduct, their respective businesses in compliance with the conditions of Section 15(f) of the 1940 Act in relation to any funds advised by MLIM and registered under the 1940 Act. They have agreed to the same conduct in relation to any BlackRock funds registered under the 1940 Act to the extent it is determined that the Transaction is an assignment under the 1940 Act. Section 15(f) provides in substance that when a sale of a controlling interest in an investment adviser of a registered fund occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. The first condition of Section 15(f) is that during the three-year period following the completion of the Transaction, at least 75% of the investment company's board of directors or trustees must not be "interested persons" (as defined in the 1940 Act) of the investment adviser or predecessor adviser. The Fund currently meets this test. Second, an "unfair burden" must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" (as defined in the 1940 Act) includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any "interested person" (as defined in the 1940 Act) of such an adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company).

The New Management Agreement

As under the Current Management Agreement, the Adviser will not receive any advisory fees for its investment advisory or other services under the New Management Agreement. In addition, the Adviser has assured the Board that it will continue to provide the same level of advisory services to each Portfolio under the New Management Agreement as provided under the Current Management Agreement.

While the terms of the New Management Agreement generally are substantially similar to those of the Current Management Agreement, certain changes are being proposed in the New Management Agreement in order to standardize terms and language across all BlackRock- and MLIM-sponsored funds. These changes are discussed below.

Comparison of the Current Management Agreement to the New Management Agreement

Set forth below is a general description of the terms of the New Management Agreement and a general comparison with the terms of the Current Management Agreement. A copy of the form of New Management Agreement is included in this Proxy Statement as Appendix B and you should refer to the Appendix for the complete terms of your Portfolio's New Management Agreement.

Fees. As under the Current Management Agreement, the Adviser will not receive any advisory fees for its investment advisory or other services under the New Management Agreement.

Investment Advisory Services. The New Management Agreement provides that, subject to the direction and control of the Board, the Adviser will (i) act as investment adviser for and supervise and manage the investment and reinvestment of each Portfolio's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for each of the Portfolios and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of each of the Portfolios; (ii) supervise continuously the investment program of each Portfolio and the composition of its investment portfolio; (iii) arrange for the purchase and sale of securities and other assets held in each Portfolio; and (iv) provide investment research to each of the Portfolios. The Current Management Agreement contains similar provisions.

Brokerage Transactions. As noted above, under each Portfolio's New Management Agreement, the Adviser is authorized to place orders pursuant to its investment determinations for the purchase and sale of securities. These orders may be placed either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the New Management Agreement states that the Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Adviser will consider the experience and skill of the brokerage firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, the Adviser may select brokers on the basis of the research, statistical and pricing services they provide to a Portfolio and other clients of the Adviser or a sub-adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Adviser under the New Management Agreement. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in terms of either the transaction or the overall responsibility of the Adviser to the Portfolios and its other clients and that the total commissions paid by each Portfolio will be reasonable in relation to the benefits to such Portfolio over the long-term. In no instance, however, will a Portfolio's securities be purchased from or sold to the Adviser or any affiliated person thereof except to the extent permitted by the Securities and Exchange Commission (the "SEC") or by applicable law. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Adviser may select brokers and dealers with which it or the Fund is affiliated. The Current Management Agreement contains similar provisions, although it is silent on the Adviser's use of affiliated brokers and dealers.

Exclusivity of Services. The New Management Agreement states that nothing in the Agreement shall prevent the Adviser or any officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Adviser will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under the Agreement. The Current Management Agreement contains a similar provision.

Appointment of Sub-Advisers. The New Management Agreement states that the Adviser may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisers, including, without limitation, affiliates of the Adviser, to perform investment advisory services with respect to any Portfolio. The Adviser may terminate any or all sub-advisers in its sole discretion at any time to the extent permitted by applicable law. The Current Management Agreement states that the Adviser may delegate any of its advisory services to any wholly-owned affiliate of BlackRock, and is silent on the termination of such sub-advisers.

Agency Cross Transactions. The New Management Agreement states that the Adviser or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each, an "Account") securities which the Adviser's investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Adviser or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client's consent. This is because in a situation where the Adviser is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Adviser or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Adviser's part regarding the advisory client. The SEC has adopted a rule under the Investment Advisers Act of 1940, as amended, which permits the Adviser or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By executing the New Management Agreement, the Fund would authorize the Adviser or its affiliates to participate in agency cross transactions involving an Account. The Fund may revoke its consent at any time by written notice to the Adviser. The Current Management Agreement contains a similar provision.

Indemnification. The New Management Agreement states that the Fund will indemnify the Adviser and its affiliates (each such person being an "Indemnitee") against any liabilities and expenses reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity under the Agreement, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified under the Agreement against any liability to the Fund or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position. The Agreement also includes standard provisions for the advancement of payments in connection with the expenses of defending any action with respect to which indemnification might be sought. The Current Management Agreement contains a similar provision.

Payment of Expenses. The New Management Agreement states that the Adviser will bear all costs and expenses of its employees and any overhead incurred in connection with its duties thereunder and shall bear the costs of any salaries or trustees fees of any officers or trustees of the Fund who are affiliated persons (as defined in the 1940 Act) of the Adviser. In addition, the Adviser will be responsible for the payment of, or reimburse the Fund for, all fees and expenses incurred by the Fund, except fees and expenses incurred by the Fund with respect to extraordinary expenses. The Current Management Agreement contains a similar provision.

Limitation of Liability. Under the New Management Agreement, the Adviser is not liable for any error of judgment or mistake of law, or for any loss suffered by a Portfolio in connection with is performance of the Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the Adviser's part in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Agreement. The Current Management Agreement contains similar provisions.

Term and Continuance. If approved by shareholders of a Portfolio, the New Management Agreement for the Portfolio will terminate, unless sooner terminated as set forth therein, two years from the date of implementation. Thereafter, if not terminated, the New Management Agreement will continue in effect from year to year if such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, provided that in either event the continuance is also approved by a majority of the members of the Board who are not "interested persons" (as defined in the 1940 Act) of any party to the New Management Agreement. The Current Management Agreement has similar provisions for its term and continuance.

Termination. The New Management Agreement for each Portfolio provides that it may be terminated at any time without the payment of any penalty by the Fund with respect to any Portfolio or the Adviser upon sixty days' written notice. The Fund may effect termination with respect to any Portfolio by action of the Board or by vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio. The New Management Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940 Act). The Current Management Agreement contains similar termination provisions.

Choice of Law. Both the New Management Agreement and Current Management Agreement are governed by New York law.

Use of BlackRock Name. The New Management Agreement states that the Adviser has consented to the use by the Fund of the BlackRock name and that such consent is conditioned upon the employment of the Adviser as the investment adviser to the Portfolios. Under the New Management Agreement the Adviser may require the Fund to cease using "BlackRock" in its name if the Fund or any Portfolio ceases to employ, for any reason, the Adviser, any successor thereto or any affiliate thereof as investment adviser of the Portfolios. The Current Management Agreement contains similar provisions.

Board Considerations

At a meeting held on May 16, 2006, the Board, including the Independent Board Members, unanimously approved the New Management Agreement between the Fund and the Adviser.

To assist the Board in its deliberations, BlackRock provided materials and information about itself and the Adviser, including its financial condition and asset management capabilities and organization, as well as materials and information about the Transaction. In addition, an ad hoc committee of the Independent Board Members (the "Ad Hoc Committee") requested and received additional information from BlackRock and Merrill Lynch in connection with the consideration of the New Management Agreement. The Board also received a memorandum outlining, among other things, the legal standards and certain other considerations relevant to the Board's deliberations.

The Ad Hoc Committee and its counsel met in person on March 8, 2006 and, along with other invited Independent Board Members, again in person on March 27, 2006, each time to discuss with BlackRock management the Transaction and BlackRock's general plans and intentions regarding the Fund and the proposed combination of BlackRock's business with that of MLIM. Among other inquiries, the Ad Hoc Committee requested information about the plans for, and anticipated roles and responsibilities of, certain BlackRock employees and officers following the Transaction. The full Board held a telephonic meeting on April 21, 2006 and an in-person meeting on May 16, 2006, at which representatives of BlackRock made presentations to, and responded to questions from, Independent Board Members regarding the Transaction and the New Management Agreement. At the March 27 meeting and also on May 15, 2006, the Independent Board Members met in person with key MLIM employees and officers who would be joining the new combined company. At each of the Board and Ad Hoc Committee meetings, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement. The Independent Board Members also conferred separately with each other and their counsel about the Transaction on various other occasions, including in connection with the May 16 meeting.

Among other things, the Board considered:

(i)  the strategic reasons for the Transaction, as presented by BlackRock to the Board at each of the various Board and Ad Hoc Committee meetings;

(ii)  the reputation, financial strength and resources of BlackRock and its investment advisory subsidiaries and the anticipated financial strength and resources of the new combined company;

(iii)  that each of BlackRock, MLIM and their respective investment advisory subsidiaries are experienced and respected asset management firms, and that BlackRock has advised the Board that in connection with the Transaction, it intends to take steps to combine the investment management operations of BlackRock and MLIM, which, among other things, may involve sharing common systems and procedures, employees (including portfolio managers), investment and trading platforms, and other resources;

(iv)  that BlackRock advised the Board that, subject to appropriate notice to the Board and shareholders, the combination may result in changes to portfolio managers or portfolio management teams for one or more Portfolios, although, in other cases, the current portfolio managers or portfolio management teams will remain in place;

(v)  that BlackRock advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Portfolios and their shareholders by the Adviser, including compliance services;

(vi)  that BlackRock has agreed irrevocably to waive all fees and reimburse all expenses, except extraordinary expenses incurred by the Fund;

(vii)  the potential benefits to Fund shareholders from being part of a combined fund family with the MLIM-sponsored funds, including possible economies of scale and access to investment opportunities;

(viii)  the experience, expertise, resources and performance record of MLIM that will be contributed to BlackRock after the closing of the Transaction and MLIM's anticipated impact on BlackRock's ability to manage the Portfolios;

(ix)  that BlackRock and MLIM would derive benefits from the Transaction and that as a result, they have a financial interest in the matters that were being considered;

(x)  the potential effects of regulatory restrictions on the Portfolios as a result of Merrill Lynch's equity stake in BlackRock after the Transaction;

(xi)  the terms and conditions of the New Management Agreement, including the differences from the Current Management Agreement (see "Comparison of the Current Management Agreement to the New Management Agreement" above);

(xii)  that in February 2006, the Board had performed a full annual review of the Current Management Agreement as required by the 1940 Act, and had determined that the Adviser had the capabilities, resources and personnel necessary to provide the advisory services currently provided to each Portfolio;

(xiii)  that the Fund would not bear the costs of obtaining shareholder approval of the New Management Agreement; and

(xiv)  that BlackRock and Merrill Lynch have agreed to conduct (and use reasonable best efforts to cause their respective affiliates, including the Adviser, to conduct) their respective businesses in compliance with Section 15(f) of the 1940 Act in relation to any funds advised by MLIM and registered under the 1940 Act. They have agreed to the same conduct in relation to any BlackRock funds registered under the 1940 Act to the extent it is determined that the Transaction is an assignment under the 1940 Act.

Certain of these considerations are discussed in more detail below.

In its deliberations, the Board considered information received in connection with its February 2006 approval of the continuance of the Current Management Agreement in addition to information provided by BlackRock in connection with its evaluation of the terms and conditions of the New Management Agreement. The Board evaluated all information available to it on a Portfolio-by-Portfolio basis, and its determinations were made separately in respect of each Portfolio. No single factor was considered in isolation or to be determinative in the Board's decision to approve the New Management Agreement. Rather, the Board, including all of the Independent Board Members, concluded, in light of a weighing and balancing of all factors considered, that it was in the best interests of each Portfolio to approve the New Management Agreement, and recommend the New Management Agreement to shareholders.

Nature, Quality and Extent of Services Provided. The Board received and considered various information and data regarding the nature, extent and quality of services to be provided by the Adviser to each of the Portfolios under the New Management Agreement. The Board reviewed the Adviser's investment philosophy and process used to manage each of the Portfolios, as well as a description of the Adviser's capabilities, personnel and services. The Board considered the scope of services to be provided by the Adviser to each of the Portfolios under the New Management Agreement relative to services typically provided by third parties to comparable mutual funds, and considered the Adviser's in-house research capabilities as well as other resources available to its personnel. In addition, the Board considered the expected impact of the Transaction on the operations, facilities, organization and personnel of the new combined company and how it would affect the Fund, the potential implications of regulatory restrictions on the Fund following the Transaction, the ability of the Adviser to perform its duties after the Transaction, and any anticipated changes to the current investment and other practices of the Fund. The Board noted that the standard of care applicable under the New Management Agreement was identical to the Current Management Agreement and comparable to that generally found in investment management agreements of its nature. The Board considered the legal and compliance programs of each of the Fund and the Adviser, as well as the integrity of the systems that would be in place to ensure implementation of such programs following the Transaction, and the records of each of the Fund and the Adviser with regard to these matters. The Board also considered information relating to the qualifications, backgrounds and responsibilities of the Adviser's and MLIM's investment professionals and other personnel who would provide services to each Portfolio under the New Management Agreement. The Board also considered the anticipated positive impact of the Transaction on BlackRock's general business reputation and overall financial resources and concluded that the Adviser would be able to meet any reasonably foreseeable obligation under the New Management Agreement.

The Board was advised that, as a result of Merrill Lynch's equity stake in BlackRock after the Transaction, the Portfolios will be subject to restrictions concerning certain transactions involving Merrill Lynch affiliates (for example, transactions with a Merrill Lynch broker-dealer acting as principal) absent regulatory relief. The Board was advised that BlackRock was contemplating seeking regulatory relief with respect to some of these restrictions from the SEC.

Based on their review of the materials provided and assurances they received from management of BlackRock, the Board, including all of the Independent Board Members, concluded that the nature, quality and extent of the services provided by the Adviser to each Portfolio under the New Management Agreement were expected to be as good or better than that provided under the Current Management Agreement, and were consistent with the Portfolio's operational requirements and reasonable in terms of approving such New Management Agreement.

Fees and Expenses. The Board considered the information it had previously received and analyzed at the February 2006 meeting regarding the fees and expenses of each Portfolio. In examining this factor at the February 2006 meeting, the Board gave substantial consideration to the fact that the Adviser contractually would not receive a fee for its investment advisory or other services provided to the Fund. Furthermore, the Adviser is contractually obligated to bear all of its own costs and expenses incurred in connection with its services and to reimburse the Fund for all ordinary fees and expenses. The Board was provided with information regarding the administration, transfer agent and custody expenses for each Portfolio prior to the reimbursement of such expenses by the Adviser, as well as a comparison of such expenses against respective Lipper, Inc. peer funds selected by the Adviser. At the February 2006 meeting, the Board noted that upon reimbursement of such expenses by the Adviser, each Portfolio's actual administration, transfer agent and custody fees were zero. In examining the fees under the Current Management Agreement at the February meeting, the Board also took into account the fact that the Adviser has a separate fee arrangement with BlackRock Financial Management, Inc. ("BFM"), the manager of the wrap-fee programs for which the Fund is an investment option, under which the Adviser would receive a fee from BFM based on the amount of assets in the Fund.

In reviewing the New Management Agreement, the Board considered for each Portfolio, among other things, whether advisory fees or other expenses would change as a result of the Transaction. Based on the assurances that the Board received from BlackRock, the Board determined that each Portfolio's total advisory fees and expense ratios would not increase as a result of the Transaction.

The Board noted that in conjunction with its most recent deliberations concerning the Current Management Agreement, the Board had determined at the February 2006 meeting that the fee and expense arrangements were fair and reasonable in light of the services provided. Following consideration of all of the information, the Board, including all of the Independent Board Members, concluded that the fee and expense arrangements under the New Management Agreement are fair and reasonable in light of the services being provided.

Fund Performance. In connection with its February 2006 meeting, the Board noted that the Portfolios were organized in September 2004 and thus far have been funded with initial seed money from the Adviser along with an insignificant amount of third party investments, but have not yet commenced full operations. The Board therefore did not give significant considerations to the Fund's performance history.

The Board examined MLIM's performance history with respect to its mutual fund complex. The Board also noted BlackRock's and MLIM's considerable investment management experience and capabilities.

Profitability. In connection with its February 2006 meeting, the Board noted that the Adviser and its affiliates have not yet realized profits in respect of their relationship with the Portfolios since, as noted above, the Portfolios have not yet commenced full operations. The Board noted that while the Adviser receives no fees from the Portfolios and reimburses the Portfolios for all of their ordinary costs and expenses, it expects to benefit indirectly from its fee agreement with BFM, which is engaged as an adviser by the wrap-fee program managed accounts that invest in the Fund. The Board, including all of the Independent Board Members, concluded that BlackRock's profitability with respect to the Portfolios is reasonable relative to the services provided.

Economies of Scale. In connection with its February 2006 meeting, the Board noted that the Adviser was not charging the Portfolios a fee for its services and that the Adviser would reimburse the Portfolios for all of their ordinary costs and expenses. As a result, Board did not consider whether the Portfolios would be able to benefit from any economies of scale in the event that the Fund attracts a large amount of assets. The Board recognized that BlackRock may realize economies of scale from the Transaction based on certain consolidations and synergies of operations.

Other Benefits to BlackRock. The Board also took into account other ancillary benefits that BlackRock may derive from its relationship with each of the Portfolios, such as BlackRock's ability to leverage its investment professionals that manage other portfolios, an increase in BlackRock's profile in the broker-dealer community, and the engagement of BlackRock's affiliates as service providers to the Portfolios, including for administrative, transfer agency, distribution and custodial services. The Board, including all of the Independent Board Members, concluded that these ancillary benefits that BlackRock and its affiliates could receive with regard to providing investment advisory and other services to the Portfolios were consistent with those generally available to other mutual fund sponsors. In evaluating ancillary benefits to be received by the Adviser and its affiliates under the New Management Agreement, the Board considered whether the Transaction would have an impact on the benefits received by virtue of the Current Management Agreement. Based on its review of the materials provided, including materials received in connection with its recent approval of the continuance of the Current Management Agreement, and its discussions with BlackRock, the Board noted that such benefits were difficult to quantify with certainty at this time, and indicated that it would continue to evaluate them going forward.

Information About the Adviser

BAI, a majority-owned indirect subsidiary of PNC, renders advisory services to each of the Portfolios included in this Proxy Statement. BAI is a corporation organized under the laws of the state of Delaware. BlackRock currently intends to convert BAI to a Delaware limited liability company, which would have no effect on the nature or quality of the investment advisory services that BAI provides to the Portfolios.

The Current Management Agreement for all Portfolios was most recently approved for continuance by the Fund's Board, including a majority of the Independent Board Members, at an in-person meeting of the Board held on February 28, 2006. For a discussion of the factors considered by the Board in connection with the renewal of the Current Management Agreement, see the Fund's most recent semi-annual report to shareholders dated March 31, 2006.

Affiliates of the Adviser perform administration, custody, transfer agency and distribution services for the Fund, which services will continue to be provided if the New Management Agreement is approved. Because the Adviser has agreed to waive all fees and reimburse all expenses, except extraordinary expenses, incurred by the Fund, after such waivers and reimbursements there were no material payments by the Fund to the Adviser or any of its affiliates during the Fund's last fiscal year. The Fund did not pay any brokerage commissions to affiliated brokers or to brokers affiliated with Merrill Lynch during its last fiscal year.

The name and principal occupation of the directors and principal executive officers of the Adviser, as well as the trustees and officers of the Fund who are also officers of BlackRock or its affiliates, are as set forth in Appendix C. The principal address of each individual as it relates to his or her duties at the Adviser is the same as that of the Adviser.

The Adviser provides investment advisory services to certain other funds that may have investment objectives and policies similar to those of the Portfolios. The table set forth in Appendix D lists these other funds advised or sub-advised by the Adviser, the net assets of those funds and the Adviser's rate of compensation with respect to those funds during the most recently ended fiscal year of the funds.

Shareholder Approval

To become effective with respect to a particular Portfolio, the New Management Agreement must be approved by a vote of a "majority of the outstanding voting securities" of that Portfolio. The vote of a "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the Portfolio entitled to vote thereon present at the Meeting or represented by proxy if holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Portfolio entitled to vote thereon. The New Management Agreement was approved by the Independent Board Members, separately, and by the Board as a whole, after consideration of all factors which they determined to be relevant to their deliberations, including those discussed above. The Board also determined to submit each Portfolio's New Management Agreement for consideration by the shareholders of the Portfolio.

The Board unanimously recommends that shareholders of each Portfolio vote FOR the approval of the Portfolio's New Management Agreement.

ADDITIONAL INFORMATION

Communications with the Board

Shareholders may send written communications to the Board to the attention of the Board, c/o BlackRock Bond Allocation Target Shares, 40 E. 52nd Street, New York, New York 10022. Shareholder communications must be signed by the shareholder and identify the Portfolio and number of Shares held by the shareholder. Each properly submitted shareholder communication shall be provided to the Board at its next regularly scheduled meeting or if such communication requires more immediate attention, it will be forwarded to the Board promptly after receipt.

5% Share Ownership

As of May 25, 2006, to the best knowledge of the Fund, the persons listed in Appendix E owned beneficially or of record the amounts indicated of the Shares of the Portfolios indicated in the Appendix.

Security Ownership of Management

As of May 25, 2006, the Trustees and officers of each Portfolio owned, in the aggregate, less than 1% of each Portfolio's outstanding shares.

Submission of Shareholder Proposals

The Fund does not hold annual meetings of shareholders. Any shareholder that wishes to present a proposal at a future meeting of shareholders may submit that proposal in writing to the attention of the Board, c/o BlackRock Bond Allocation Target Shares, 40 E. 52nd Street, New York, New York 10022. Such proposals must be received at a reasonable time before the Fund begins to print and mail its proxy materials. The timely submission of a proposal does not guarantee that the proposal will be included in the Fund's proxy materials.

Expense of Proxy Solicitation

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and the Proxy Statement and all other costs in connection with the solicitation of proxies will not be borne by the Fund but rather will be borne by Merrill Lynch whether or not the proposals are successful. Solicitation may be made by letter or telephone by officers or employees of BlackRock, or by dealers and their representatives. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies. Merrill Lynch will reimburse brokerage firms, custodians, banks and fiduciaries for their expenses in forwarding the Proxy Statement and proxy materials to the beneficial owners of each Portfolio's shares. In addition, BlackRock, on behalf of the Fund, has retained Computershare Fund Services, 280 Oser Avenue, Hauppauge, New York 11788-3610, a proxy solicitation firm, to assist in the solicitation of proxies. It is anticipated that Computershare Fund Services will be paid approximately $_____ for such solicitation services (plus reimbursements of out-of-pocket expenses), to be paid by Merrill Lynch. Computershare Fund Services may solicit proxies personally and by telephone.

Fiscal Year

The fiscal year end of each Portfolio is September 30.

General

Management does not intend to present and does not have reason to believe that any other items of business will be presented at the Meeting. However, if other matters are properly presented at the Meeting for a vote, the proxies will be voted by the persons acting under the proxies upon such matters in accordance with their judgment of the best interests of the Fund.

A list of shareholders entitled to be present and to vote at the Meeting will be available at the offices of the Fund, 40 E. 52nd Street, New York, New York, for inspection by any shareholder during regular business hours beginning five days prior to the date of the Meeting.

Failure of a quorum to be present at the Meeting with respect to any Portfolio will necessitate adjournment of the meeting for such Portfolio. The chairman of the Meeting or persons named in the enclosed proxy may also move for an adjournment of the Meeting to permit further solicitation of proxies with respect to any of the proposals with respect to any Portfolio if they determine that adjournment and further solicitation are reasonable and in the best interests of such Portfolio and its shareholders. Under the Fund's declaration of trust, a shareholder meeting may be adjourned up to 120 days after the record date of May 25, 2006 without setting a new record date.

Please vote promptly by completing, signing and dating the enclosed proxy card and returning it in the accompanying postage-paid return envelope OR by following the enclosed instructions to vote by telephone or over the Internet.

July ___, 2006

Appendix A

Portfolio Information

The following table lists, with respect to each Portfolio, the total number of Shares outstanding (rounded to the nearest Share) and the net assets of the Portfolio on May 25, 2006, the record date for voting at the Meeting.

Portfolio	Total Shares Outstanding	Net Assets ($)
Series S	1,826,443	17,867,652
Series C	1,195,982	11,528,122
Series M	697,421	6,760,297

A-1

Appendix B

Form of New Investment Management Agreement

AGREEMENT, dated __, 2006, between BlackRock Bond Allocation Target Shares (the "Trust"), a Delaware statutory trust, and BlackRock Advisors, Inc. (the "Advisor"), a Delaware corporation.

WHEREAS, the Advisor has agreed to furnish investment advisory services to each Series of the Trust specified on Annex A hereto (each, a "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.   In General. The Advisor agrees, all as more fully set forth herein, to act as investment advisor to the Trust with respect to the investment of the assets of each of the Funds and to supervise and arrange for the day-to-day operations of each of the Funds and the purchase of securities for and the sale of securities held in the investment portfolio of each of the Funds.

2.   Duties and Obligations of the Advisor with Respect to Investment of Assets of the Trust. Subject to the succeeding provisions of this section and subject to the direction and control of the Trust's Board of Trustees, the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for each of the Funds and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of each of the Funds; (ii) supervise continuously the investment program of each Fund and the composition of its investment portfolio; (iii) arrange, subject to the provisions of paragraph 4 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of each of the Funds; and (iv) provide investment research to each of the Funds.

3.   Sub-Advisors. The Advisor may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisors, including, without limitation, affiliates of the Advisor, to perform investment advisory services with respect to each of the Funds; provided, however, that the compensation of such person or persons, if any, shall be paid by the Advisor and that the Advisor shall be as fully responsible to the Trust for the acts and omissions of any sub-advisor as it is for its own acts and omissions. The Advisor may terminate any or all sub-advisors in its sole discretion at any time to the extent permitted by applicable law.

4.   Covenants. In the performance of its duties under this Agreement, the Advisor:

(a)   shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC"); (ii) any other applicable provision of law; (iii) the provisions of the Agreement and Declaration of Trust, as amended and restated, and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of each Fund as set forth in the Trust's Registration Statement on Form N-1A; and (v) any policies and determinations of the Board of Trustees of the Trust;

(b)   will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Trust and other clients of the Advisor or any sub-advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms of either the transaction or the overall responsibility of the Advisor and any sub-advisor to the Trust and their other clients and that the total commissions paid by each Fund will be reasonable in relation to the benefits to such Fund over the long-term. In no instance, however, will the Trust's securities be purchased from or sold to the Advisor, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Advisor may select brokers and dealers with which it or the Trust is affiliated;

(c)   will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Advisor makes investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for such Fund's account are customers of the commercial departments of its affiliates; and

(d)   will treat confidentially and as proprietary information of the Trust all records and other information relative to each of the Funds, and each Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

5.   Services Not Exclusive. Nothing in this Agreement shall prevent the Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

6.   Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act.

7.   Agency Cross Transactions. From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an "Account") securities which the Advisor's investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client's consent. This is because in a situation where the Advisor is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor's part regarding the advisory client. The SEC has adopted a rule under the Advisers Act which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Trust authorizes the Advisor or its affiliates to participate in agency cross transactions involving an Account. The Trust may revoke its consent at any time by written notice to the Advisor.

8.   Expenses. During the term of this Agreement, the Advisor will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or trustees fees of any officers or trustees of the Trust who are affiliated persons (as defined in the 1940 Act) of the Advisor. In addition, the Advisor will be responsible for the payment of, or reimburse the Trust for, all fees and expenses incurred by the Trust, except fees and expenses incurred by the Trust with respect to extraordinary expenses.

9.   Compensation of the Advisor. The Advisor shall not receive an advisory fee for the investment advisory or other services that it provides to the Trust pursuant to this Agreement.

10.   Indemnity. (a) The Trust hereby agrees to indemnify the Advisor, and each of the Advisor's directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Advisor's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Trust and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Trust or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Trust and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Trust.

(b)   The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide a security for such Indemnitee-undertaking, (B) the Trust shall be insured against losses arising by reason of any lawful advance, or (C) a majority of a quorum consisting of trustees of the Trust who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

(c)   All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable or is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause (2) above.

The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

11.   Limitation of Liability. (a) TheAdvisor will not be liable for any error of judgment or mistake of law or for any loss suffered by Advisor or by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

(b)  Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that, as provided in Section 5.1 of Article V of the Declaration of Trust, as amended and restated, this Agreement is executed by the Trustees and/or officers of the Trust, not individually but as such Trustees and/or officers of the Trust, and the obligations hereunder are not binding upon any of the Trustees or Shareholders individually but bind only the estate of the Trust.

12.   Duration and Termination. This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to any Fund set forth on Annex A as of the date hereof as provided herein, shall continue in effect for a period of two years with respect to such Fund. New Funds may be added to Annex A by resolution of the Board of Trustees, approval by the shareholder or shareholders of such Fund and acceptance by the Advisor and this agreement with respect to each subsequent Fund shall become effective as of such time and, unless sooner terminated with respect to such Fund as provided herein, shall continue in effect for a period of two years with respect to such Fund. Thereafter, if not terminated, this Agreement shall continue in effect with respect to each Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund at the time outstanding and entitled to vote, and (b) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust with respect to any or all the Funds at any time, without the payment of any penalty, upon giving the Advisor 60 days' notice (which notice may be waived by the Advisor), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the relevant Fund or Funds at the time outstanding and entitled to vote, or by the Advisor on 60 days' written notice (which notice may be waived by the Trust). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)

13.   Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

14.   Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

15.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

16.   Use of the Name BlackRock. The Advisor has consented to the use by the Trust of the name or identifying word "BlackRock" in the name of the Trust. Such consent is conditioned upon the employment of the

Advisor as the investment advisor to the Trust. The name or identifying word "BlackRock" may be used from time to time in other connections and for other purposes by the Advisor and any of its affiliates. The Advisor may require the Trust to cease using "BlackRock" in the name of the Trust or any Fund if the Trust or any Fund ceases to employ, for any reason, the Advisor, any successor thereto or any affiliate thereof as investment advisor of the Funds.

17.   Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

18.   Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

BLACKROCK BOND ALLOCATION TARGET SHARES

By: Name: Title:

BLACKROCK ADVISORS, INC.

By: Name: Title:

ANNEX A

Series of BlackRock Bond Allocation Target Shares

1) BATS: Series S Portfolio

2) BATS: Series C Portfolio

3) BATS: Series M Portfolio

4) BATS: Series P Portfolio

5) BATS: Series I Portfolio

Appendix C

Directors and Principal Executive Officers of the Adviser

Name	Position with Adviser	Position with Fund, if any
Laurence D. Fink	Chief Executive Officer	Trustee

Ralph L. Schlosstein	President and Director	N/A

Robert S. Kapito	Vice Chairman and Director	N/A

Robert P. Connolly	General Counsel, Secretary and Managing Director	N/A

Henry Gabbay	Managing Director, Chief Administrative Officer, Portfolio Compliance	President

Bartholomew A. Battista	Managing Director and Chief Compliance Officer	Anti-Money Laundering Compliance Officer and Chief Compliance Officer

Laurence J. Carolan	Managing Director and Director	N/A

Kevin M. Klingert	Managing Director and Director	N/A

John P. Moran	Managing Director, Treasurer and Director	N/A

Steven E. Buller	Chief Financial Officer	N/A

The following officers and trustees of the Fund (other than those mentioned in the tables above) are also officers of BlackRock or its affiliates:

Name	Position Held with the Fund	Position Held with BlackRock or its Affiliates
Richard S. Davis	Trustee	Managing Director

Anne Ackerley	Vice President	Managing Director

Edward Baer	Assistant Secretary	Director and Assistant Secretary

Brian P. Kindelan	Secretary	Managing Director and Assistant Secretary

William McGinley	Treasurer	Managing Director

Vincent Tritto	Assistant Secretary	Managing Director and Assistant Secretary

C-1

Appendix D

Other Funds Advised by the Adviser and its Affiliates

The following table lists certain information regarding funds for which the Adviser or an affiliate of the Adviser provides investment advisory services, other than the Portfolios that are addressed by this Proxy Statement. The information below is given as of the end of the last fiscal year of each fund, except that the information for "Other Funds" is estimated as of May 31, 2006.

Fund	Net Assets ($)	Gross Advisory/ Sub-Advisory Fee (as a percentage of assets)
BlackRock Closed-End Funds
Core Bond Trust	385,513,789	0.55%
Limited Duration Income Trust	704,961,417	0.55%
BlackRock FundsSM
Low Duration Bond Portfolio	1,492,904,216	First $1 billion $1 billion - $2 billion $2 billion - $3 billion Over $3 billion	0.500% 0.450% 0.425% 0.400%
Core Bond Total Return Portfolio	2,654,300,290	First $1 billion $1 billion - $2 billion $2 billion - $3 billion Over $3 billion	0.500% 0.450% 0.425% 0.400%
Core PLUS Total Return Portfolio	326,310,569	First $1 billion $1 billion - $2 billion $2 billion - $3 billion Over $3 billion	0.500% 0.450% 0.425% 0.400%
GNMA Portfolio	202,386,846	First $1 billion $1 billion - $2 billion $2 billion - $3 billion Over $3 billion	0.550% 0.500% 0.475% 0.450%
Other Funds
Accessor Mortgage Securities Fund	157,412,111	First $100 million $100 - $200 million Over $200 million	0.250% 0.200% 0.150%
Core Bond Client A	60,545,187	First $300 million $300 - $500 million Over $500 million	0.250% 0.150% 0.100%
Core Bond Client B	1,138,032,641	First $300 million $300 - $500 million Over $500 million	0.250% 0.150% 0.100%
Core Plus Client A	2,065,851,608	First $1 billion Over $1 billion	0.120% 0.050%
AB Funds Trust – Low Duration Bond Fund	373,003,716	First $100 million $100 - $200 million $200 - $300 million $300 - $500 million	0.250% 0.200% 0.150% 0.125%

D-1

Appendix E

5% Share Ownership

On May 25, 2006, to the best knowledge of the Fund, affiliates of The PNC Financial Services Group, Inc., or their nominees, held of record approximately [ ]% of the outstanding Shares of the Fund as agent or custodian for their customers. As of May 25, 2006, to the best knowledge of the Fund, the following persons beneficially owned or owned of record 5% or more of the outstanding Shares of the Portfolios listed:

Portfolio	Name and Address of Owner	Amount of Shares Owned	Percentage of Portfolio Owned (%)
Series S Portfolio	BlackRock Funding Inc. Attn: Paul Greenberg 40 E. 52nd Street, 10th Floor New York, NY 10022	1,000,000.000	54.751%

	Merrill Lynch Pierce Fenner Attn: Stock Powers 4800 E. Deerlake Dr., 3rd Floor Jacksonville, FL 32246-6484	722,943.000	39.582%

Series C Portfolio	BlackRock Funding Inc. Attn: Paul Greenberg 40 E. 52nd Street, 10th Floor New York, NY 10022	1,000,000.000	83.613%

Series M Portfolio	BlackRock Funding Inc. Attn: Paul Greenberg 40 E. 52nd Street, 10th Floor New York, NY 10022	500,000.000	71.692%

E-1

PX-OE

PROXY	BLACKROCK BOND ALLOCATION TARGET SHARES	PROXY
SPECIAL MEETING OF SHAREHOLDERS — August 22, 2006
This Proxy is Solicited on Behalf of the Fund’s Board of Trustees

The undersigned hereby appoints Robert Connolly, Brian Kindelan and Anne Ackerley, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to vote the undersigned’s shares at the Special Meeting of Shareholders of the BlackRock Bond Allocation Target Shares to be held at the Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, New York 10022, in the Guggenheim Room on August 22, 2006, at 11 a.m., Eastern time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting and Proxy Statement dated July    , 2006, and upon all other matters properly coming before said Special Meeting.

The Fund’s Board of Trustees has recommended that shareholders vote FOR the Proposal.

When properly executed, this proxy card will be voted in the manner directed herein by the undersigned.  If no direction is given with respect to the Proposal, this proxy card will be voted FOR Proposal 1, and will be voted in accordance with the proxies’ best judgment as to any other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com

VOTE VIA THE TELEPHONE: 1-866-241-6192
999 9999 9999 999

Note:  Please sign exactly as your name appears at left.  Joint owners each should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature

Signature of joint owner, if any

Date BRF_16473

I PLAN TO ATTEND THE MEETING.	YES ☐	NO ☐

PORTFOLIO

Fund Name Drop-In 1	2652.8576
Fund Name Drop-In 4	57858.6497
Fund Name Drop-In 7	2652.8576
Fund Name Drop-In 10	57858.6497

VOTING OPTIONS

Read your proxy statement and have it at hand when voting.

VOTE ON THE INTERNET Log onto: https://vote.proxy-direct.com Follow the on-screen instructions available 24 hours	VOTE BY PHONE Call 1-866-241-6192 Follow the recorded instructions available 24 hours	VOTE BY MAIL Vote, sign and date this Proxy Card and return in the enclosed postage-paid envelope	VOTE IN PERSON Attend Shareholder Meeting Omni Berkshire Place 21 East 52nd Street New York, NY on August 22, 2006

If you have any questions or concerns, please call 1-866-390-5114 from 9:00 a.m. to 11:00 p.m. EDT Monday through Friday, and Saturdays from 12:00 p.m. to 6:00 p,m.

If you vote on the Internet or by telephone, you need not return this proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:     ☐

1. To approve a new Investment Management Agreement with BlackRock Advisors, Inc.

To vote all Funds FOR ☐; to vote all Funds AGAINST ☐; to ABSTAIN votes for all Funds ☐; or vote separately by Fund below.
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Fundname Drop In 1	☐	☐	☐	Fundname Drop In 2	☐	☐	☐
Fundname Drop In 3	☐	☐	☐

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